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                                 EXHIBIT 23.1
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                                                                 EXHIBIT 23.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Paxson Communications Corporation of our report dated March 15, 1995 relating to the consolidated financial statements of Paxson Communications Corp.; our report dated July 17, 1995 relating to the financial statements of KZKI-TV (a division of Sandino Telecasters); our report dated August 21, 1995 relating to the financial statements of Paugus
Television, Inc. (WGOT-TV); our report dated August 21, 1995 relating to the financial statements of Delaware Valley Broadcasters Limited Partnership (WTGI-TV); and our report dated August 21, 1995 relating to the combined financial statements of San Jacinto Television Corporation and DuPont
Investment Group, 85 Ltd., which appears in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE LLP
------------------------
PRICE WATERHOUSE LLP

Tampa, Florida
October 26, 1995